Exhibit 99.2

News release for immediate release
Contact information:
Heather J. Wietzel
Vice President, Investor Relations
217-788-5144
investorrelations@horacemann.com

HORACE MANN REPORTS FIRST-QUARTER 2019 NET INCOME OF $0.77 PER SHARE
AND CORE EARNINGS* OF $0.63 PER SHARE

•	60% increase in net income per share; 24% increase in core earnings per share over prior year quarter, benefiting from compounding progress on strategic initiatives

•	95.5% Property and Casualty combined ratio reflected significant improvement in underlying auto and property loss ratios

•	Continued sales momentum in Retirement and Life; annuity sales deposits up 9%

•	Annualized ROE based on net income was 9.5% in first quarter vs. 5.6% in last year's quarter; annualized core ROE* was 8.8% vs. 7.1%

SPRINGFIELD, Ill., April 30, 2019 — Horace Mann Educators Corporation (NYSE:HMN) today reported financial results for the quarter ended March 31, 2019:

Horace Mann Consolidated Financial Highlights
	Three Months Ended March 31,
($ in millions, except per share amounts)	2019	2018	Change

Total revenues	$313.2	$295.5	6.0%
Net income	32.2	20.2	59.4%
Net investment gains (losses) after tax	5.8	(1.3)	N.M.
Core earnings*	26.4	21.5	22.8%
Per diluted share:
Net income	0.77	0.48	60.4%
Net investment gains (losses) after tax	0.14	(0.03)	N.M.
Core earnings per diluted share*	0.63	0.51	23.5%
Book value per share	34.60	34.35	0.7%
Book value per share excluding net unrealized investment gains on securities*	29.47	30.00	-1.8%

N.M. - Not meaningful.
* These measures are not based on accounting principles generally accepted in the United States (non-GAAP). They are reconciled to the most directly comparable GAAP measures in the Appendix to the Investor Supplement. An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the Company’s reports filed with the Securities and Exchange Commission.

“We had a strong start to 2019, with quarterly results that reflected the progress we've made on strategic initiatives that will drive our return to a long-term, sustainable double-digit return on equity,” said President and CEO Marita Zuraitis. “In our Property and Casualty business, the cumulative benefit of rate increases and underwriting initiatives delivered a 4.6 point improvement in the underlying auto loss ratio. Retirement and Life sales remained solid, with educators responding to our suite of solutions to meet their unique needs.

The Horace Mann Companies 1 Horace Mann Plaza Springfield, Illinois 62715-0001
217-789-2500 www.horacemann.com

"In addition, our pending acquisition of National Teachers Associates (NTA) will enhance our offerings for educators. NTA specializes in developing, marketing and underwriting supplemental insurance products, including cancer and heart," Zuraitis said. "Our full-year guidance of $2.00 to $2.20 in core earnings per share doesn't reflect any contribution from NTA, pending mid-year completion of that transaction."
Property and Casualty Segment Shows Profitability Improvement
(All comparisons vs. same period in 2018, unless noted otherwise)

	Three Months Ended March 31,
($ in millions)	2019	2018	Change

Property and Casualty written premiums*	$161.7	$159.4	1.4%
Property and Casualty net income / core earnings*	15.0	9.7	54.6%
Property and Casualty combined ratio	95.5%	98.9%	-3.4 pts
Property and Casualty underlying loss ratio*	63.3%	67.2%	-3.9 pts
Property and Casualty expense ratio	27.2%	26.0%	1.2 pts
Property and Casualty catastrophe costs	6.2%	5.9%	0.3 pts
Property and Casualty underlying combined ratio*	90.5%	93.2%	-2.7 pts
Auto combined ratio	98.0%	101.8%	-3.8 pts
Auto underlying loss ratio*	70.9%	75.5%	-4.6 pts
Property combined ratio	90.5%	93.3%	-2.8 pts
Property underlying loss ratio*	46.5%	49.6%	-3.1 pts

For the first quarter of 2019, the Property and Casualty combined ratio improved 3.4 points to 95.5% on improved underwriting results and modest favorable reserve development, with net income and core earnings up 55%. Rate actions were the primary factor in the 1.4% increase in written premiums, as well as in the 4.6 point improvement in the auto underlying loss ratio and the 3.1 point improvement in the property underlying loss ratio.
Auto and property policy retention rates for the current quarter were 81.5% and 87.8%, respectively, which are consistent with full year 2018 retention rates.

Retirement Segment Annuity Sales Deposits up 9%
(All comparisons vs. same period in 2018, unless noted otherwise)

	Three Months Ended March 31,
($ in millions)	2019	2018	Change

Annuity sales deposits*	$107.3	$98.8	8.6%
Annuity assets under management	6,972.7	6,769.5	3.0%
Total assets under administration (1)	10,528.4	7,052.6	49.3%
Retirement net income / core earnings*	12.2	11.4	7.0%
Retirement core earnings excluding DAC unlocking*	10.6	11.6	-8.6%

(1) Includes Annuity AUM, Brokerage and Advisory AUA, and Recordkeeping AUA

For the first quarter of 2019, annuity sales deposits* increased 9% on higher demand from educators for the retirement savings solutions we offer. Annuity assets under management increased 3% due to the continued sales momentum and favorable market performance. Total cash value persistency remained strong at 94.3% for variable annuities and 94.1% for fixed annuities.
Total assets under administration were $10.5 billion, up from a year ago because of the inclusion of Benefit Consultants Group's (BCG) advisory and recordkeeping assets effective January 2, 2019.
Both net income and core earnings* increased for the quarter, largely due to favorable DAC unlocking. Core earnings excluding DAC unlocking declined slightly for the quarter. The net interest spread for the first quarter was 142 basis points on $4.7 billion of fixed annuity assets under management, consistent with 2019 guidance.

Life Segment Sales Remain Robust
(All comparisons vs. same period in 2018, unless noted otherwise)

	Three Months Ended March 31,
($ in millions)	2019	2018	Change

Life sales*	$4.3	$4.3	—%
Life mortality costs	10.5	9.5	10.5%
Life net income / core earnings*	3.3	3.8	-13.2%

Life sales* were consistent with the strong prior year quarter; both ranked among the top 10 quarters for Life sales in the past 20 years. Demand remains healthy in the educator market for both single and recurring premium products.

Life core earnings* were down 13% for the quarter largely due to mortality costs, which rose in line with modeled actuarial assumptions. Life persistency of 95.4% was slightly better than the prior year period.

Net Investment Income Up Slightly from PYQ
(All comparisons vs. same period in 2018, unless noted otherwise)

	Three Months Ended March 31,
($ in millions)	2019	2018	Change

Total pretax net investment income	$92.8	$91.9	1.0%
Pretax net investment gains (losses)	7.4	(1.7)	N.M.
Pretax net unrealized investment gains (losses) on securities	310.5	261.1	18.9%

Total net investment income increased slightly on strong returns on alternative investments and higher asset balances. As anticipated, prepayment activity was below last year, and investment yields continue to be impacted by the low interest rate environment of recent years.

Net investment gains were $7.4 million (pretax), primarily due to increases in the fair values of equity securities. Net unrealized investment gains on securities increased from last year due to a decline in interest rates, which has resulted in higher fair values of fixed maturity securities.

Capital Position Supports Business Investments

At March 31, 2019, shareholders' equity was $1.4 billion, or $34.60 per share. Excluding net unrealized investment gains on securities, shareholders' equity was $1.2 billion, or $29.47 per share. The improvement in book value since year-end reflected lower interest rates and tighter credit spreads across most asset classes.

On January 2, 2019, the company completed the purchase of BCG in a $25 million transaction. The NTA transaction is expected to close in mid-2019, pending regulatory approvals and other customary closing conditions, for a purchase price of $405 million. First-quarter expenses of $0.5 million, after tax, related to the continued work on the pending NTA transaction, and was reported in the Corporate and Other segment.

Quarterly Webcast

Horace Mann’s senior management will discuss the company’s first quarter financial results with investors on May 1, 2019 at 9:30 a.m. Eastern Time. The conference call will be webcast live at investors.horacemann.com and archived later in the day for replay.

About Horace Mann

Horace Mann Educators Corporation (NYSE: HMN) is the largest financial services company focused on providing America's educators and school employees with insurance and retirement solutions. Founded by Educators for Educators® in 1945, the company is headquartered in Springfield, Illinois. For more information, visit horacemann.com.

Safe Harbor Statement and Non-GAAP Measures

`Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the company's Annual Report on Form 10-K for the period ended December 31, 2018 and the company's past and future filings and reports filed with the Securities and Exchange Commission (SEC) for information concerning important factors that could cause actual results to differ materially from those in forward-looking statements. Information contained in this news release include measures which are based on methodologies other than accounting principles generally accepted in the United States (GAAP). Reconciliations of non-GAAP measures to the closest GAAP measures are contained in the Appendix to the Investor Supplement and additional descriptions of the non-GAAP measures are contained in the Glossary of Selected Terms included as an exhibit to the company’s SEC filings.
# # #

HORACE MANN EDUCATORS CORPORATION
Financial Highlights (Unaudited)
($ in Millions, except per share data)

	Three Months Ended March 31,
	2019	2018	Change
EARNINGS SUMMARY
Net income	$32.2	$20.2	59.4%
Net investment gains (losses), after tax	5.8	(1.3)	N.M.
Core earnings*	26.4	21.5	22.8%

Per diluted share:
Net income	$0.77	$0.48	60.4%
Net investment gains (losses), after tax	$0.14	$(0.03)	N.M.
Core earnings*	$0.63	$0.51	23.5%
Weighted average number of shares and equivalent shares (in millions) - Diluted	41.8	41.7	0.2%

RETURN ON EQUITY
Net income return on equity - LTM (1)	2.2%	12.5%
Net income return on equity - annualized	9.5%	5.6%
Core return on equity - LTM* (2)	2.7%	6.7%
Core return on equity - annualized*	8.8%	7.1%

FINANCIAL POSITION
Per share (3):
Book value	$34.60	$34.35	0.7%
Effect of net unrealized investment gains on securities (4)	$5.13	$4.35	17.9%
Dividends paid	$0.2875	$0.2850	0.9%
Ending number of shares outstanding (in millions) (3)	41.2	40.9	0.7%
Total assets	$11,561.1	$11,068.5	4.5%
Long-term debt, current and noncurrent	297.8	297.5	0.1%
Total shareholders' equity	1,423.7	1,404.7	1.4%

ADDITIONAL INFORMATION
Net investment gains (losses)
Before tax	$7.4	$(1.7)	N.M.
After tax	5.8	(1.3)	N.M.
Per share, diluted	$0.14	$(0.03)	N.M.

N.M.-	Not meaningful.

(1)	Based on last twelve months net income and average quarter-end shareholders' equity.

(2)
Based on last twelve months core earnings and average quarter-end shareholders' equity which has been adjusted to exclude the fair value adjustment for investments, net of the related impact on deferred policy acquisition costs and applicable deferred taxes.

(3)	Ending shares outstanding were 41,150,005 at March 31, 2019 and 40,888,534 at March 31, 2018.

(4)	Net of the related impact on deferred policy acquisition costs and applicable deferred taxes.

HORACE MANN EDUCATORS CORPORATION
Statements of Operations and Supplemental Consolidated Data (Unaudited)
($ in Millions)

	Three Months Ended March 31,
	2019	2018	Change
STATEMENTS OF OPERATIONS
Insurance premiums and contract charges earned	$209.8	$203.0	3.3%
Net investment income	92.8	91.9	1.0%
Net investment gains (losses)	7.4	(1.7)	N.M.
Other income	3.2	2.3	39.1%
Total revenues	313.2	295.5	6.0%

Benefits, claims and settlement expenses	139.4	143.6	-2.9%
Interest credited	52.9	50.0	5.8%
Policy acquisition expenses amortized	25.0	26.7	-6.4%
Operating expenses	54.0	48.2	12.0%
Interest expense	3.3	3.2	3.1%
Total benefits, losses and expenses	274.6	271.7	1.1%

Income before income taxes	38.6	23.8	62.2%
Income tax expense	6.4	3.6	77.8%
Net income	$32.2	$20.2	59.4%

PREMIUMS WRITTEN AND CONTRACT DEPOSITS
Property and Casualty	$161.7	$159.4	1.4%
Annuity deposits	107.3	98.8	8.6%
Life	26.4	25.8	2.3%
Total	$295.4	$284.0	4.0%

SEGMENT NET INCOME (LOSS)
Property and Casualty	$15.0	$9.7	54.6%
Retirement	12.2	11.4	7.0%
Life	3.3	3.8	-13.2%
Corporate and Other (1)	1.7	(4.7)	N.M.
Net income	$32.2	$20.2	59.4%

N.M.-	Not meaningful.

(1)
Corporate and Other includes interest expense on debt and the impact of net investment gains and losses and other Corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments. See detail for this segment on page 4.

HORACE MANN EDUCATORS CORPORATION
Supplemental Business Segment Overview (Unaudited)
($ in Millions)

	Three Months Ended March 31,
	2019	2018	Change
PROPERTY & CASUALTY
Premiums written	$161.7	$159.4	1.4%
Premiums earned	170.8	165.5	3.2%
Net investment income	10.2	9.5	7.4%
Other income	0.4	0.2	100.0%
Losses and loss adjustment expenses (LAE)	116.8	120.7	-3.2%
Operating expenses (includes policy acquisition expenses amortized)	46.5	43.1	7.9%
Interest expense	0.3	0.2	50.0%
Income before tax	17.8	11.2	58.9%
Net income	15.0	9.7	54.6%
Net investment income, after tax	8.7	7.8	11.5%

Catastrophe costs (1)
After tax	8.5	7.7	10.4%
Before tax	10.8	9.8	10.2%
Prior years' reserves favorable (adverse) development, before tax
Automobile	1.0	—	—%
Property & other	1.0	0.3	N.M.
Total	2.0	0.3	N.M.

Operating statistics:
Loss and loss adjustment expense ratio	68.3%	72.9%	-4.6	pts
Expense ratio	27.2%	26.0%	1.2	pts
Combined ratio	95.5%	98.9%	-3.4	pts
Effect on the combined ratio of:
Catastrophe costs (1)	6.2%	5.9%	0.3	pts
Prior years' (favorable) adverse reserve development	-1.2%	-0.2%	-1.0	pts
Combined ratio excluding the effects of catastrophe costs and prior years' reserve development (underlying combined ratio)*	90.5%	93.2%	-2.7	pts

Policies in force (in thousands)	654	679	-3.7%
Automobile (2)	454	475	-4.4%
Property	200	204	-2.0%

Policy renewal rate - 12 months
Automobile	81.5%	82.9%	-1.4	pts
Property	87.8%	87.9%	-0.1	pts

N.M.-	Not meaningful.

(1)	Includes allocated loss adjustment expenses and, when applicable, catastrophe reinsurance reinstatement premiums.

(2)	March 31, 2019 includes assumed policies in force of 4.

HORACE MANN EDUCATORS CORPORATION
Supplemental Business Segment Overview (Unaudited)
($ in Millions)

	Three Months Ended March 31,
	2019	2018	Change
RETIREMENT
Contract deposits	$107.3	$98.8	8.6%
Variable	48.8	46.8	4.3%
Fixed	58.5	52.0	12.5%
Contract charges earned	8.6	8.0	7.5%
Net investment income	64.7	64.2	0.8%
Interest credited	41.7	38.7	7.8%
Net interest margin (without net investment gains/losses)	23.0	25.5	-9.8%
Other income	2.4	1.8	33.3%
Mortality loss and other reserve changes	(0.6)	(1.9)	-68.4%
Operating expenses (includes policy acquisition expenses amortized)	18.8	19.4	-3.1%
Income before tax	14.6	14.0	4.3%
Net income	12.2	11.4	7.0%
Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$2.0	$(0.2)	N.M.
Guaranteed minimum death benefit reserve	0.1	—	—%
Retirement contracts in force (in thousands)	226	223	1.3%
Annuity accumulated account value on deposit / Assets under management	$6,972.7	$6,769.5	3.0%
Variable	2,224.1	2,139.6	3.9%
Fixed	4,748.6	4,629.9	2.6%
Annuity accumulated value retention - 12 months
Variable accumulations	94.3%	94.6%	-0.3	pts
Fixed accumulations	94.1%	94.4%	-0.3	pts

LIFE
Premiums and contract deposits	$26.4	$25.8	2.3%
Premiums and contract charges earned	30.4	29.5	3.1%
Net investment income	18.1	18.3	-1.1%
Other income	0.1	0.1	—%
Death benefits/mortality cost/change in reserves	22.0	21.0	4.8%
Interest credited	11.2	11.3	-0.9%
Operating expenses (includes policy acquisition expenses amortized)	11.4	10.9	4.6%
Income before tax	4.0	4.7	-14.9%
Net income	3.3	3.8	-13.2%
Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$—	$(0.1)	N.M.
Life policies in force (in thousands)	198	197	0.5%
Life insurance in force	$18,409	$17,665	4.2%
Lapse ratio - 12 months (Ordinary life insurance)	4.6%	4.9%	-0.3	pts

CORPORATE AND OTHER (1)
Components of income (loss) before tax:
Net investment gains (losses)	$7.4	$(1.7)	N.M.
Interest expense	(3.0)	(3.0)	—%
Other operating expenses, net investment income and other income	(2.2)	(1.4)	57.1%
Income (loss) before tax	2.2	(6.1)	-136.1%
Net income (loss)	1.7	(4.7)	136.2%

N.M.-	Not meaningful.

(1)
The Corporate and Other segment includes interest expense on debt and the impact of investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments.

HORACE MANN EDUCATORS CORPORATION
Supplemental Business Segment Overview (Unaudited)
($ in Millions)

	Three Months Ended March 31,
	2019	2018	Change
INVESTMENTS
Retirement and Life
Fixed maturity securities, at fair value (amortized cost 2019, $6,656.9; 2018, $6,551.1)	$6,940.1	$6,792.7	2.2%
Equity securities, at fair value	77.6	77.5	0.1%
Short-term investments	121.2	10.6	N.M.
Policy loans	153.4	152.8	0.4%
Other investments	280.6	211.0	33.0%
Total Retirement and Life investments	7,572.9	7,244.6	4.5%

Property & Casualty
Fixed maturity securities, at fair value (amortized cost 2019, $830.5; 2018, $822.4)	857.9	842.0	1.9%
Equity securities, at fair value	27.9	53.5	-47.9%
Short-term investments	15.2	9.0	68.9%
Other investments	76.8	73.0	5.2%
Total Property & Casualty investments	977.8	977.5	—%

Corporate investments	7.1	2.6	N.M.

Total investments	8,557.8	8,224.7	4.0%

Net investment income
Before tax	$92.8	$91.9	1.0%
After tax	74.0	72.8	1.6%

N.M.-	Not meaningful.